Exhibit 99.1

For Immediate Release

HOME FEDERAL BANCORP, INC. OF LOUISIANA ANNOUNCES APPROVAL
OF STOCK REPURCHASE PROGRAM

SHREVEPORT, La — November 18, 2020 — Home Federal Bancorp, Inc. of Louisiana (the “Company”) (NASDAQ: HFBL), the holding company for Home Federal Bank, announced today that its Board of Directors at their meeting on November 18, 2020, approved the Company’s tenth stock repurchase program. The new repurchase program provides for the repurchase of up to 85,000 shares, or approximately 5.0% of the Company’s outstanding common stock from time to time, in open market or privately negotiated transactions.  The stock repurchase program does not have an expiration date.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its seven full-service banking offices and home office in northwest Louisiana.  Additional information is available at www.hfbla.com.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  We undertake no obligation to update any forward-looking statements.

CONTACT:	Home Federal Bancorp, Inc. of Louisiana James R. Barlow Chairman of the Board, President and Chief Executive Officer (318) 222-1145